EXHIBIT 6.2


                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.

                        1998 DIRECTORS' STOCK OPTION PLAN

              AS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 3, 1998
                 AS APPROVED BY THE STOCKHOLDERS ON JUNE 3, 1998


1. PURPOSE. This 1998 Directors' Stock Option Plan ("Plan") is established to provide equity incentives for members of the Board of Directors of EDUVERSE Accelerated Learning Systems, Inc., a Nevada corporation (the "Company") who are not employees of the Company, to promote the financial success and progress of the Company by granting such persons options ("Options") to purchase shares of the Common Stock ("Shares") of the Company, and to provide the opportunity for such persons to receive Shares of common stock of the Company in lieu of cash compensation.

2. ADOPTION AND APPROVAL. This Plan shall become effective on the date it is approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Company.

3. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan shall be 150,000 Shares, subject to adjustment as provided in Section 11 below. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall continue to be available under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4. ADMINISTRATION. This Plan shall be administered by the Board or by a Committee of not less than two (2) members of the Board appointed to administer this Plan (as used herein, the term "Board" shall mean either such Committee or the Board if no Committee has been established). The interpretation by the Board of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

5. ELIGIBILITY AND AWARD FORMULA. Options may be granted only to such directors of the Company who are not employees of the Company ("Optionees") in accordance with the following formula:

a. Upon initial election or appointment to the Board of Directors, each Optionee shall be granted an option to purchase up to 25,000 shares of the Company's common stock on the date of election or appointment.

b. Upon re-election to the Board of Directors at the annual meeting of stockholders of the Company, each Optionee shall be granted an option to purchase 8,000 shares of the Company's common stock on the date of re-election; provided, however, that any such Optionee who


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  1
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received  such  Optionee's  initial  grant  pursuant to (a) above since the last annual meeting of stockholders shall receive a prorated annual grant to purchase a number of shares determined as set forth above and multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the director has served since the date of the initial grant and whose denominator is twelve. The provisions of this Section 5 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code") or the rules thereunder.

6. TERMS AND CONDITIONS OF OPTIONS. The Option shall be subject to the following terms and conditions:

(a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form as the Board shall from time to time establish, which Grant shall incorporate the provisions of this Plan by reference and shall comply with and be subject to the terms and conditions of this Plan.

(b) Exercise Price. The exercise price of any Option shall be not less than 100% of the fair market value per share of the Company's common stock on the date the Option is granted. Fair market value shall be the closing price on the NASD OTC Bulletin Board System.

(c) Exercise Period. Options shall be exercisable as to two percent (2%) of the Shares immediately on the date of grant and as to an additional two percent (2%) of the Shares on the first day of each calendar month beginning after the date of grant; provided, however, that no Option shall be exercisable after expiration of ten (10) years from the date the Option is granted.

(d) Date of Grant.  The date of grant of an Option shall be the date provided in
Section 5 above. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

(e) Provision of Information. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

7. EXERCISE OF OPTIONS.

(a) Notice. Options may be exercised only by delivery of a written notice to the Company, in a form approved by the Board, stating the number of Shares being purchased and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment of the exercise price for the number of Shares being purchased.

(b) Payment. Payment for the Shares may be made in cash (by check) or, where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of common stock of the Company having a fair market value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  2
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("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by Optionee making an irrevocable election in writing to reduce cash compensation in lieu of shares of common stock of the Company as described in Section 9 below; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Optionee irrevocably elects to exercise the option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (v) by any combination of the foregoing.

(c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

(d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

     (i) An Option shall not be exercisable until such time as the Plan has been approved by the stockholders of the Company in accordance with Section 3 above.

     (ii) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

     (iii) If the Optionee ceases to be a director of the Company for any reason except death or disability, the Optionee may exercise such Optionee's Options to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option.

     (iv) If the Optionee ceases to be a director of the Company because of death or disability, the Optionee's Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option.

8. DEFERRAL OF REGULAR CASH COMPENSATION INTO COMMON STOCK OF THE COMPANY.

Each Optionee may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Director's term. On


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  3
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such election,  the cash compensation otherwise payable will be increased by 10%
for purposes of determining the number of Shares to be credited to such Optionee.

If an Optionee so elects to defer, there shall be credited to such Optionee a number of Shares equal to the amount of the deferral (increased by 10% as described in the preceding sentence) divided by the fair market value as determined by the closing price on the NASD OTC Bulletin Board System on the day in which the compensation would have been paid in the absence of a deferral election.

9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option may be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised and the Shares have been issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of issuance, except as provided in Section 11 below.

11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split or similar change in the capital structure of the Company, the number of shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a share shall be ignored.

12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or in any Option granted under this Plan shall confer on any Optionee any right to continue as a Director.

13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of Nevada, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed.

14. ACCELERATION OF EXERCISABILITY ON CHANGE IN CONTROL. Upon a Change in Control (as defined below) of the Company, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment. As used in this section, a Change in Control of the Company means (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation whereby the Company becomes a subsidiary of another corporation or, in which


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  4
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the  Company  is  not  the  surviving   corporation  (other  than  a  merger  or
consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees), (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company).

15.  AMENDMENT OR TERMINATION OF PLAN.  Subject to the  limitations set forth in
Section 6 above, the Board may at any time terminate or amend this Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 3 and 11 above) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

16. EFFECTIVE PERIOD OF PLAN. Options may be granted pursuant to this Plan from time to time from the date this Plan is approved by the stockholders of the Company but no later than June 30, 2008.














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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  5
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                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                 1998 DIRECTORS' NONQUALIFIED STOCK OPTION GRANT


                 Optionee: -----------------------------------------------------

                  Address: c/o EDUVERSE Accelerated Learning Systems, Inc. Suite 209, 1135 Terminal Way, Reno, NV 89502

  Number of Option Shares: -----------------------------------------------------

 Exercise Price per Share: -----------------------------------------------------

            Date of Grant: -----------------------------------------------------

          Expiration Date: -----------------------------------------------------

Post Termination Exercise: -----------------------------------------------------

          Vest Start Date: -----------------------------------------------------


1. Grant of Option: EDUVERSE Accelerated Learning Systems, Inc. (the "Company"), a Nevada corporation, hereby grants to the optionee named above (the "Optionee") a nonqualified stock option (this "Option") to purchase the total number of shares set forth above of Common Stock of the Company (the "Option Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Nonqualified Stock Option Grant ("Grant") and the Company's 1998 Directors' Stock Option Plan, (the "Plan"), the provisions of which are incorporated herein by this reference.

2. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to two percent (2%) of the Shares immediately on the date of grant set forth above (the "Date of Grant") and as to an additional two percent (2%) of the Shares on the first day of each calendar month beginning after the Date of Grant.

3. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:

(a) This Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

(b) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

4. Termination of Option.

(a) Except as provided in this Section, this Option shall terminate in whole if Optionee ceases to be a member (a "Board Member") of the Board of Directors of the Company or any Parent, Subsidiary or Affiliate of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be a Board Member of the Company for any reason except by death or


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  6
1998 DIRECTORS' STOCK OPTION PLAN
disability, this Option, to the extent it is exercisable by the Optionee on the date on which the Optionee ceases to be a Board Member (the "Termination Date"), may be exercised by the Optionee within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in no event later than the Expiration Date.

(b) If the Optionee ceases to be a Board Member because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent that it is exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the Expiration Date.

5. Manner of Exercise.

(a) This Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors or the committee thereof that administers the Plan, which shall set forth the Optionee's election to exercise this Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; (iii) by tender of a full-recourse promissory note in such form as the Board may approve at the time the Option is granted; or (iv) by any combination of the foregoing.

(c) Prior to the issuance of the Option Shares upon exercise of this Option, the Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If Optionee is an Insider subject, at the time of exercise of this Option, to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 8(c) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

(d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

6. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  7
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7.  Nontransferability  of Option.  This  Option may not be  transferred  in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

8. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and Nevada tax consequences of exercise of this Option and disposition of the Shares. Additional information is included in the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise. Upon exercise, Optionee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price for those Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares.

(b) Disposition of the Shares. For federal tax purposes, for shares disposed of after 1986, long-term capital gain will generally be treated as ordinary income subject to the maximum tax rate. If the shares acquired pursuant to the exercise of a nonqualified stock option are held for at least six (6) months after the date of transfer pursuant to the exercise of the nonqualified stock option, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes for potential set-off against capital losses.

9. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

10. Entire Agreement. The Plan and the Notice and Agreement attached as Exhibit A are incorporated herein by reference. This Grant, the Plan and the Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.




Per: -----------------------------------
Mark E. Bruk, President & CEO






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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  8
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                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                 1998 DIRECTORS' NONQUALIFIED STOCK OPTION GRANT

                                   ACCEPTANCE


Optionee hereby acknowledges receipt of a copy of the Plan, as amended, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option and that Optionee should consult a tax adviser prior to such exercise.

OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.




----------------------------------
Optionee












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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page  9
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                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                  NON-REVOCABLE NOTICE OF ELECTION OF DEFERRAL
                   UNDER THE 1998 DIRECTORS' STOCK OPTION PLAN


Service Year of Deferral: From July 1998 through June 1999.

I -----------------------, a director (the "Director") of the Board of Directors of EDUVERSE Accelerated Learning Systems, Inc. (the "Company"), hereby elects to receive shares of Common Stock of the Company, (the "Shares") in lieu of cash compensation pursuant to the 1998 Directors' Stock Option Plan (the "Plan") effective July 1, 1998. The Director acknowledges that this election is irrevocable for the service year.

II. Designation of cash compensation to use for purchasing the Shares:

         Formula: [Compensation x 110% / Common Stock FMV on date of service]

         Dollar Amount: $------------------
         or
         Percentage of Director's yearly fees: -----------%

         Source of fees (check all that apply):
         Annual Retainer: ----------------
         Committee Meetings: -------------

III. Certificate registration and mailing instructions:

IV. The Director hereby acknowledges that:

The Shares will be issued under the Plan quarterly and delivered in certificate form within a reasonable time and at such place as the Director requests. Any amount remaining from the Directors' compensation that is insufficient to purchase a full Share shall be carried forward, without interest, to the next quarterly Shares purchase.

The Shares will be issued in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed, as they are in effect on the date of issue.

In connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any public offering of the Company's securities, the Director will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed one hundred and eighty
(180) days) from the effective date of such registration as the Company or the underwriters may specify for employee stockholders generally.


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                              Page 10
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

The Shares will have restricted legends placed upon the Certificate pursuant to Rule 144 and Section 16(b)(3). The Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

Copies of the Plan and Prospectus are available upon request from the Stock Administration department.

The Director understands that the Director may suffer adverse tax consequences as a result of the Director's purchase or disposition of the Shares. The Director represents that the Director has consulted with any tax consultant(s) the Director deems advisable in connection with the purchase or disposition of the Shares and that the Director is not relying on the Company for any tax advice.












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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  11
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

                                    EXHIBIT A
              DIRECTORS' STOCK OPTION EXERCISE NOTICE AND AGREEMENT


EDUVERSE Accelerated Learning Systems, Inc.
Suite 209, 1135 Terminal Way
Reno, Nevada, US 89502

Attention: Stock Administrator

1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase -------- shares of the Common Stock (the "Option Shares") of EDUVERSE Accelerated Learning Systems, Inc. (the "Company") under and pursuant to the Company's 1998 Directors' Stock Option Plan, (the "Plan") and the stock option grant dated ------------------ (the "Grant"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

2. Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

5. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE OPTION SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE.



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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  12
1998 DIRECTORS' STOCK OPTION PLAN

6. Delivery of Payment. Optionee (or Optionee's broker acting as agent) herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase, in cash (by check payable to EDUVERSE Accelerated Learning Systems, Inc.) in the amount of $ ----------------, receipt of which is acknowledged by the Company.

7. Entire Agreement. This Exercise Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Nevada law except for that body of law pertaining to conflict of laws.

Submitted by:                             Accepted by:

OPTIONEE:                                 EDUVERSE ACCELERATED
                                          LEARNING SYSTEMS, INC.


--------------------------------          Per: ---------------------------------
                                          Mark E. Bruk, President & CEO

--------------------------------
(Print Name)

Dated: -------------------------          Dated: -------------------------------








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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  13
1998 DIRECTORS' STOCK OPTION PLAN

                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.

                        1998 DIRECTORS' STOCK OPTION PLAN

                                  JULY 1, 1998

                                 150,000 SHARES
                          COMMON STOCK, $.001 PAR VALUE


EDUVERSE Accelerated Learning Systems, Inc., a Nevada corporation (the "Company"), is offering an aggregate of 150,000 shares of its authorized but unissued Common Stock to members of the Board of Directors of the Company who are not employees of the Company (the "Directors") pursuant to the terms and conditions of the Company's 1998 Directors' Stock Option Plan, as amended (the "Directors' Plan") as described herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INTRODUCTION

This document relates to unexercised options to purchase shares of Common Stock of the Company granted or to be granted to members of the Board of Directors of the Company, who are not employees of the Company (provided such directors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction) under the Directors' Plan. A registration statement with respect to such shares of Common Stock (the "Registration Statement") will be filed with the Securities and Exchange Commission (the "SEC").

Additional information about the Directors' Plan and the administrators can be obtained by contacting the Stock Administration Department, 775.332.3325. The address of the corporation is Suite 209, 1135 Terminal Way, Reno, Nevada 89502.

QUESTIONS AND ANSWERS ABOUT THE OPTIONS

1. WHAT IS THE HISTORY OF THE DIRECTORS' PLAN?

The Directors' Plan was adopted by the Company's Board of Directors on June 3, 1998 and was approved by the Company's stockholders on June 3,1998.

2. WHAT IS THE PURPOSE OF THE DIRECTORS' PLAN?

The Directors' Plan is established to provide equity incentives for members of the Board of Directors who are not employees of the Company, to promote the financial success and progress


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  14
1998 DIRECTORS' STOCK OPTION PLAN
of the Company by granting such persons options ("Options") to purchase shares of the Common Stock ("Shares") of the Company, and to provide the opportunity for such persons to receive Shares in lieu of cash compensation

3. WHO IS ELIGIBLE TO PARTICIPATE?

Members of the Board of Directors of the Company who are not employees of the Company (provided such directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) may receive options under the Directors' Plan.

4. WHAT KIND OF OPTIONS ARE THERE?

The Company can grant only "Nonqualified Stock Options" or "NQSO's" under the Directors' Plan. Under NQSO's, the director is required to recognize ordinary income at the time of exercise for the difference between the exercise price and the fair market value.

5. CAN A DIRECTOR HOLD MORE THAN ONE OPTION?

Yes.

6. IS THERE A LIMIT TO THE NUMBER OR SIZE OF OPTIONS A DIRECTOR CAN GET?

Options under the Directors' Plan are granted in accordance with the following formula. Directors shall be granted an option for 25,000 shares upon election to the Board of Directors. Upon re-election to the Board of Directors, each Director shall be granted an option to purchase 8,000 shares of the Company's common stock on the date of re-election, subject to proration if the Director's initial grant was granted since the last annual meeting of stockholders.

7. HOW CAN DIRECTORS RECEIVE SHARES INSTEAD OF CASH COMPENSATION?

Directors may elect to receive all or part of their annual retainer and/or meeting fees in stock. In order to do so, the Directors must make an irrevocable election prior to rendering services for the current year. In exchange for forgoing cash in lieu of stock, the amount of compensation given in stock shall be increased by 10%.

8. WHEN CAN DIRECTORS EXERCISE OPTIONS?

Options granted under the Directors' Plan typically become exercisable at the rate of 2% per month beginning the month the director joins the Board. The exercisability of the options is set forth on the first page of the option grant or option agreement.

9. HOW LONG DO THE DIRECTORS HAVE TO EXERCISE?

All options must be exercised within ten (10) years after the option grant date for the Directors' Plan.


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  15
1998 DIRECTORS' STOCK OPTION PLAN

10.WHAT DETERMINES THE EXERCISE PRICE?

The exercise price of any Option is determined on the date the Option is granted. It shall be not less than 100% of the closing price of the Company's Common Stock on the NASD OTC Bulletin Board System on the date of grant.

11.HOW DOES A DIRECTOR EXERCISE OPTIONS?

To exercise an option, a director must deliver to the Stock Administration Department of the Company a signed copy of the Stock Option Exercise Notice and Agreement for the Directors' Plan. Payment for the shares may be made in cash (by check from the Director or his designated broker) or, when authorized by the Board at the time of the grant of the option under the Directors' Plan, shares of fully paid Common Stock of the Company, a full recourse promissory note or certain other forms of payment. The Company will then issue a certificate representing the shares purchased.

12.ARE THERE ANY RESTRICTIONS ON THE RESALE OF SHARES A DIRECTOR PURCHASES?

The Directors' Plan does not impose any restrictions on the resale of shares of Common Stock purchased. However, directors are, by definition, affiliates of the Company, and resales are therefore required to be effected in accordance with Rule 144. Directors are also subject to the short-swing profit restrictions outlined in Rule 16-3 under the Securities Exchange Act of 1934. In addition, there may be tax consequences associated with the sale or other disposition of shares. See "Tax Information," below.

13.CAN DIRECTORS TRANSFER THEIR OPTIONS?

Generally, no. Options may not be transferred by a director except by will or the laws of descent and distribution.

14.WHAT HAPPENS IF A DIRECTOR RESIGNS FROM THE BOARD OF THE COMPANY?

In the event that a director's relationship with the Company is terminated for any reason other than death or disability, the director will have the right to exercise any options, to the extent (and only to the extent) that the options would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

In the event that a director's relationship with the Company is terminated because of death or disability, options granted under the Directors' Plan may be exercised to the extent (and only to the extent) that they would have been exercisable on the date of termination, within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  16
1998 DIRECTORS' STOCK OPTION PLAN

15.IS THE OPTION AN EMPLOYMENT CONTRACT?

No. The option grant or agreement does not impose any obligation whatsoever upon the director or the Company to continue a relationship with the Company. Such relationship is terminable at will by the director or the Company.

16.DO DIRECTOR OPTIONS GET ADJUSTED FOR FUTURE EVENTS?

If the Company issues additional securities to raise more capital, no adjustments will be made. However, if there is a stock split, stock dividend or similar change in the Company's capital structure without receipt of consideration by the Company, the number of shares subject to and the exercise price of options issued under the Directors' Plan will be adjusted accordingly. The number of shares reserved under the Directors' Plan will also be proportionately adjusted.

17.WHAT HAPPENS IN A MERGER OR CONSOLIDATION ?

Upon a Change  in  Control  (as  defined  below)  of the  Company,  all  options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment. As used in this section, a Change in Control of the Company means (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation whereby the Company becomes a subsidiary of another corporation or, in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees), (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company)..

18.WHAT HAPPENS TO UNEXERCISED, EXPIRED OPTIONS?

If an option granted pursuant to the Directors' Plan is terminated for any reason without being exercised in whole or in part or if it expires according to its terms, the shares thereby released from such option will become available again under the Directors' Plan.

19.HOW ARE THE OPTIONS ADMINISTERED?

The Directors' Plan is administered by the Compensation Committee of the Board of Directors of the Company (referred to, along with the Board of Directors, as the "Board" as the context requires), whose address is the same as that of the Company's principal executive offices. The Board designates the optionees, exercise prices, exercise periods and dates of grants. The members of the Compensation Committee receive a yearly fee; no additional compensation is


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  17
1998 DIRECTORS' STOCK OPTION PLAN
paid for administering the Directors' Plan. The Company bears all expenses in connection with administration of the Directors' Plan.

20.WHO IS ON THE COMPENSATION COMMITTEE?

The Compensation Committee currently consists solely of Mr. Mark Bruk, who is an affiliate of the Company. Other than as disclosed herein (including disclosures in material incorporated by reference herein), members of the Compensation Committee that administer the Directors' Plan have no material relationships with the Company, its employees or its affiliates.

21.WHO ELECTS THE BOARD AND THE COMPENSATION COMMITTEE?

The members of the full Board are elected each year at the Company's annual meeting of stockholders and serve until the next annual meeting or until their successors are elected and qualified. The stockholders may remove members of the full Board from office by following certain voting procedures set forth in the Company's by-laws and applicable corporate law. The members of the Compensation Committee are chosen by the full Board and serve at its discretion.

22.WHAT IF THERE IS A DISPUTE CONCERNING THE DIRECTORS' PLAN?

Subject to the provisions of the Directors' Plan, the Compensation Committee has the authority to construe and interpret any of the provisions of the Directors' Plan or any options granted thereunder. Such interpretations are binding on the Company and on the director. Members of the Board can be contacted by writing to them at the Company's principal executive offices to the attention of the Stock Administration department.

23.HOW CAN THE DIRECTORS' PLAN CHANGE?

Subject to the terms and conditions of the Directors' Plan and applicable law, the Board may modify, extend or renew outstanding options. The Board may terminate or amend the Directors' Plan in any respect provided it does not, without stockholder approval, amend the Directors' Plan in any manner that requires such stockholder approval pursuant to the Code or the Securities
Exchange Act of 1934, as amended (the "1934 Act") (including Rule 16b-3 promulgated thereunder). Currently, this means that the Board must have stockholder approval among other things, to increase the number of shares available under the Directors' Plan, to change the class of persons eligible to receive options or to make a change that materially increases the benefits accruing to Directors' Plan participants.

24.CAN I GET ADDITIONAL INFORMATION ABOUT THE DIRECTORS' PLAN AND OPTIONS ISSUED UNDER THAT PLAN?

The full text of the Directors' Plan is attached. These questions and answers are simply a guide to the principal provisions of the Directors' Plan and are qualified in their entirety by the wording of those documents.


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  18
1998 DIRECTORS' STOCK OPTION PLAN

You may also contact the Company's Manager of Stock Administration with any specific questions you may have regarding the Directors' Plan.

25.CAN DIRECTORS RECEIVE INFORMATION PROVIDED TO STOCKHOLDERS?

Yes, any optionee under the Directors' Plan can obtain material sent by the Company to its stockholders by contacting the Stock Administration Department at the Company's headquarters.

26.DOES THE COMPANY PROVIDE ANY INDEMNIFICATION TO DIRECTORS?

Yes, the Company indemnifies Directors to the extent permitted by law, the Articles of Incorporation, and the Company's Bylaws. However, the Company has been informed by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

TAX INFORMATION

EACH PARTICIPANT SHOULD CONSULT A TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE DIRECTORS' PLAN. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES FOR PARTICIPANTS IN COUNTRIES OTHER THAN THE UNITED STATES.

The Directors' Plan is not qualified under Section 401(a) of the Code.

TAX TREATMENT OF THE OPTIONEE

Tax Consequences. Set forth below is a brief summary as of the date the form of grant was adopted of some of the federal and Nevada tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

Disposition of the Shares. For federal tax purposes, if the Shares are held for more than twelve (12) months but not more than eighteen (18) months after the date of transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on the disposition of the Shares will be treated as mid-term capital gain. If the Shares are held for more than eighteen (18) months any such gain will be treated as long-term capital gain. The maximum mid-term capital gain rate is twenty-eight percent (28%) and the maximum long-term capital gain rate is twenty percent (20%).


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  19
1998 DIRECTORS' STOCK OPTION PLAN

Exercises Within Six Months of a Section 16(b) Purchase. If an optionee exercises an option more than six months from the date of grant but within six months from the date of a prior purchase that does not constitute an exempt purchase under Section 16(b) of the 1934 Act.

TAX TREATMENT OF THE COMPANY

The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic director to the extent that the optionee recognizes ordinary income.

ERISA

The Company believes that the Directors' Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.


AVAILABILITY OF ADDITIONAL INFORMATION

The Company will file a Registration Statement with the SEC with respect to the shares issuable pursuant to the exercise of options granted under the Directors' Plan. The Registration Statement will incorporate by reference the following documents:

(a) The Registrant's latest annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "1933 Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

(c)The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description .

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

The Company will provide, upon written or oral request and without charge: (1) a copy of any document incorporated by reference in the Registration Statement (not including exhibits to such document unless such exhibits are specifically incorporated by reference into such document); (2) a copy of the Company's most recent Annual Report to Shareholders (or such alternative document as Rule 428(b)(2) under the 1933 Act permits); (3) a copy of all reports, proxy statements and other communications distributed by the Company to its stockholders generally;


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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  20
1998 DIRECTORS' STOCK OPTION PLAN
and (4) a copy of all documents that constitute a part of the prospectus required to be delivered to each Plan participant. Please direct all requests to the Manager of Stock Administration.




























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EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.                             Page  21
1998 DIRECTORS' STOCK OPTION PLAN